                                                                    EXHIBIT 4.13

                                    WARRANTS
                    (Cancellable above $5.00 Liquidity Event)

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Genomic Solutions, Inc., a Delaware corporation, 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108, hereinafter referred to as the
"Company", grants to     hereinafter referred to as "Optionee", or assigns, the
right to purchase     shares of common stock of the Company at an initial
exercise price per share of one cent, subject to termination in whole or in part in accordance with subsection (M) of this Warrant. The Warrants will expire on October 28, 2009.

         (A) Stock Dividends. In the event that the Company shall issue any shares of common stock as a dividend upon its common stock before these Warrants are exercised, Optionee upon exercising these Warrants after the date of record when said stock dividends are payable, shall be entitled to receive, in addition to the shares of common stock purchased hereunder, without the payment of further consideration, the number of shares of the common stock which it would have been entitled to receive if it had been a holder of record on such record date of the number of shares of the common stock then purchasable under these Warrants (increased proportionately on account of any prior common stock dividends).

         (B) Splits. In the event that the Company by amendment of its Articles of Incorporation or otherwise shall split up its outstanding shares of common stock into a greater number of shares, or decrease the outstanding shares by combination or otherwise, the number of shares of common stock called for by these Warrants shall be increased or decreased correspondingly on account of each such stock split or combination without any increase or decrease in the total purchase price (for all shares).

         (C) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock purchasable upon exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for below), then and in each such event the holder of this Warrant shall have the right thereafter to be issued upon the exercise of this Warrant the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.


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

         (D) Reorganization, Mergers, Consolidations, or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then:

         1. If in any such transaction, the shareholders of Company receive cash or Freely Marketable Securities (as hereinafter defined), or a combination thereof, this Warrant shall be exercised immediately prior to the consummation of any such transaction (but such exercise may be conditioned upon the consummation of such transaction) and thereafter, the holder of this Warrant shall be entitled to receive, upon the surrender of this Warrant and payment of the applicable purchase price, only the cash or the Freely Marketable Securities to which a holder of common stock deliverable upon exercise of this Warrant immediately prior to the consummation of such transaction would have been entitled to received on account of such transaction.

         2. If the provisions of subsection (D) (1) are not applicable, provision shall be made so that as a part of such reorganization, merger, consolidation, or sale, the holders of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, merger, consolidation, or sale.

         3. For purposes of this Warrant, "Freely Marketable Securities" shall mean securities of a class registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 (or if not so registered, with respect to which an underwritten public offering of such securities shall have been completed pursuant to a Registration Statement filed under the Securities Act of 1933 and as a consequence of the distribution of securities pursuant to such offering will necessitate registration of such class of securities under the Securities Exchange Act of 1934), which may be resold by the holder thereof without a requirement for any registration under federal or state securities laws, provided however, that underwriter lock-up provisions not exceeding 180 days or limitations on the manner in which such securities may be sold or the quantity of such securities which may be sold in any three month period under Rule 145 of the rules and regulations promulgated under the Securities Act of 1933 (but not a delay in the time at which such securities may be sold other than resulting from the foregoing) shall not be considered to render otherwise Freely Marketable Securities not freely marketable.


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         (E) Successive Application of Provisions. Appropriate adjustment shall be made in the application of these provisions with respect to the rights of the holders of the Warrant after a stock dividend, stock split, reclassification, exchange, substitution, reorganization, merger, consolidation, or sale to the end that these provisions (including adjustment of the Minimum Company Value then in effect and the number of shares purchasable upon exercise of the Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

         (F) Sale of Shares Below Minimum Company Value. The provisions of this subsection "F" shall apply to the issue or sale of Additional Shares of Common Stock (as hereinafter defined) or Convertible Securities as defined in subsection "F-3".

         1. If at any time or from time to time after April 23, 1999 the Company shall issue or sell Additional Shares of Common Stock, other than as a dividend as provided above, and other than upon a subdivision as provided above, for a consideration per share less than $4.50 (the "Minimum Company Value") (or, if an adjusted Minimum Company Value shall be in effect by reason of a previous adjustment, then less than such adjusted Minimum Company Value) then and in each such case, as of the opening of business on the date of such issue or sale, Optionee shall have the right to purchase upon exercise of this Warrant the number of shares of common stock of the Company as results from dividing the number of shares of common stock of Company which were purchasable upon exercise of this Warrant as of the close of business the preceding day by a fraction (i) the numerator of which shall be (a) the number of shares of Common Stock outstanding (including any Additional Shares of Common Stock and the shares subject to outstanding options or warrants excluded from the definition of Additional Shares of Common Stock hereunder immediately prior to such issue or sale), plus (b) the number of shares of Common stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Minimum Company Value, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Additional Shares of Common Stock and the shares subject to outstanding options or warrants excluded from the definition of Additional Shares of Common Stock hereunder) immediately prior to such issue or sale plus the number of such Additional Shares of Common Stock so issued.

         2. For the purpose of making any adjustment in the number of shares of Common Stock purchasable on exercise of this Warrant as provided above, the consideration received by the Company for any issue or sale of securities shall,
(a) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, concessions, or compensation paid or allowed by the Company in connection with such issue or sale, (b) to

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the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (c) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

         3. For the purpose of the adjustment provided above, if at any time or from time to time after April 23, 1999, the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options, or Convertible Securities shall be less than the then existing Minimum Company Value, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such shares, rights or options or Convertible Securities, plus in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Company upon exercise or conversion of such options or rights.

         If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire or be cancelled without having been exercised, the number of shares of common stock which may be purchased upon exercise of this Warrant shall be readjusted to the number of shares of common stock that would have been applicable had any adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

         4. For the purpose of the adjustment provided for above, if at any time or from time to time after April 23, 1999,



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the Company shall issue any rights or options for the purchase of Convertible
Securities, then, in each such case, if the Effective Price thereof is less than the then current Minimum Company Value, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon exercise of such rights or options plus the minimum amounts of consideration, if any, payable to the Company upon the conversion of such Convertible Securities.

         The provisions above for the readjustment of the number of shares of common stock which may be purchased upon exercise of this Warrant after the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this subsection.

                 5. "Effective Price" for purposes hereof shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment in the number of shares of common stock which may be purchased upon exercise of this Warrant shall be made as a result of the actual issuance of Additional Shares of Common Stock or Convertible Securities on the exercise of any such rights or options or on the conversion of any such Convertible Securities.

                 (G) Definition. The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued by the Company after April 23, 1999 whether or not subsequently reacquired or retired by the Company, other than (i) up to (x) 2,162,020 shares of common stock issued upon exercise of incentive or non-qualified stock options outstanding on April 23, 1999, and
(y) 968,751 shares of common stock issued upon exercise of incentive or non-qualified options granted after April 23, 1999 with an exercise price of not less than $2.00 per share, to employees, consultants or non-employee directors pursuant to the existing stock option plans adopted by the Board, (ii) 5,093,576 shares of common stock issued upon conversion of the outstanding shares of Series B Preferred Stock, (iii) 4,070,339 shares of common stock issued upon conversion of the outstanding shares of Series C Preferred Stock, (iv) 1,100,000 shares of common stock issued upon conversion of the outstanding shares of Series B Preferred Stock, (v) 270,027 shares of common stock issued upon conversion of the outstanding shares of Series M Preferred Stock, (vi) shares of common stock issued upon exercise of any Warrants issued pursuant to the terms of the Business Loan Agreement between Company, White Pines

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




Limited Partnership I, Pacific Capital L.P., Chase Venture Capital Associates, L.P., American Healthcare Fund II, Ian R. N. Bund Smith Barney Prototype PS Plan Account #206-08291-12445, Yocum Consulting Associates, Inc., Volunteer Healthcare Associates, L.L.C., McDonald Investments Inc. Custodian FBO S. Sterling McMillan III IRA Rollover Account #85362191, J. Matthew Mackowski, Robert G. Shepler, John J. Mackowski, Grove Investment Partners, Ronald G. Kalish Living Trust u/a/d September 9, 1997, Lois F. Marler, McDonald Investments Inc. Custodian FBO Daniel J. Boyle IRA Rollover Account #85314893, National City Bank of MI/IL, Custodian FBO Herbert S. Amster IRA Rollover Account dated June 12, 1991 Account #MI-1491-00-4, Kantner and Associates Profit Sharing Plan u/a/d January 1, 1991 and Michael G. Williams dated April 23, 1999, and (vii) shares of common stock issued upon exercise of any Warrants issued pursuant to the terms of the Business Loan Agreement between Company, White Pines Limited Partnership I, Pacific Capital L.P., Chase Venture Capital Associates, L.P., American Healthcare Fund II, Ian R. N. Bund, Yocum Consulting Associates, Inc., Volunteer Healthcare Associates, L.L.C., J. Matthew Mackowski, Robert G. Shepler, John J. Mackowski, Grove Investment Partners, Ronald G. Kalish Living Trust u/a/d September 9, 1997, McDonald Investments Inc. Custodian FBO Daniel J. Boyle IRA Rollover Account #85314893, Kantner and Associates Profit Sharing Plan u/a/d January 1, 1991, Michael G. Williams, Lawrence J. Kent, Jeffrey S. Williams, Kevin A. Auton, Andrew A. Jakimcius, Michael P. Kurek and Steven J. Richvalsky dated October 28, 1999 (hereinafter referred to as the "Loan Agreement").

         (H) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Minimum Company Value or the number of shares of Common Stock or other securities issuable upon exercise of the Warrant, the Company shall compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the registered holder hereof at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, describing in detail the facts upon which such adjustment or readjustment is based including a statement of the Minimum Company Value at the time in effect, and the number of additional shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon exercise of the Warrant.

         (I) Exercise.

             1. OPTIONAL. This Warrant may not be exercised with respect to that portion of the shares for which the right to subscribe for and purchase such shares may be terminated in accordance with the provisions of subsection (M) below except for the exercise of this Warrant in accordance with subsection
(D)(1) above by reason of a transaction described therein which does not effect the termination of this Warrant in accordance with such

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subsection (M). This Warrant may be exercised at any time in whole or part with respect to the number of shares of common stock with respect to which the rights to purchase such shares of common stock are no longer subject to termination in accordance with the provisions of subsection (M) by delivering to the Company
(a) the form of Exercise Notice attached hereto duly completed and executed by the holder of this Warrant, (b) this Warrant certificate for notation thereon of such exercise, and (c) either payment of the applicable purchase price or the election to exercise this Warrant in accordance with "4" below. Upon any exercise of this Warrant only in part, new Warrants shall be executed and delivered by Company to the holder of this Warrant in accordance with subsection
(M)(3) hereof.

         2. MANDATORY. This Warrant shall be exercised concurrent with the consummation of the sale by Company of its common stock in a firm commitment underwriting pursuant to a registration statement on Form S-1, Form SB-1, Form SB-2, or their then equivalents, filed under the Securities Act of 1933, as amended, and resulting in an aggregate offering price to the public of at least $20,000,000, and where the offering price to the public is not less than $8.00 per share.

         3. EFFECT OF EXERCISE. The holder will be deemed to be the holder of record of the shares of common stock as to which this Warrant was exercised in accordance with this Warrant, effective at the close of business on the date (a) such exercise is completed and all documents specified in "(1)" above are delivered to the Company, or (b) the later of (x) the consummation of the sale contemplated by "(2)" above, or (y) the surrender thereafter of this Warrant to the Company together with either payment of the applicable purchase price or the election to exercise this Warrant in accordance with "4" below. The holder hereof, upon such surrender, and payment or election, shall become entitled as of such date to all dividends, subscription and other rights of a holder of record of such shares of the common stock. When issued, said shares shall be fully paid and nonassessable and free from any liens and charges.

         4. NET EXERCISE. Instead of payment of the applicable purchase price, the Optionee may exercise this Warrant by electing to receive, without the payment by the Optionee of any additional consideration, shares of common stock equal to the value of this Warrant by the surrender of all or part of this Warrant to the Company with the Exercise Notice specifying reliance on this subsection 1 (4). Thereupon, the Company shall issue to the Optionee such number of fully paid and nonassessable shares of common stock as is computed using the following formula:

                            X = Y (A-B)
                                -------
                                  A

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where

X  =     the number of shares to be issued to the Optionee pursuant to this subsection I(4).

Y  =     the number of shares of common stock subject to issuance upon exercise of the portion of the Warrant the Optionee elects to exercise pursuant to this subsection I(4).

A  =     the "Fair Market Value" of one share of common stock on the date the net exercise election is made pursuant to this subsection I(4) as agreed to by Company and Optionee within ten days of the date of such exercise, or in the absence of such an agreement, as determined by appraisal in the manner provided in subsection K below.

B  =     the Exercise Price in effect under this Warrant at the time the net exercise election is made pursuant to this subsection I(4).

         5. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the holder a sum in cash equal to the fair market value of the fractional shares (if "Fair Market Value" was determined as contemplated by "4" above, then such amount; otherwise as determined by the Board) on the date of exercise.

         (J) Shares Reserved. The Company shall at all times authorize and reserve unissued, a number of shares of its common stock sufficient to satisfy the rights of the holders of these Warrants, and shall keep the transfer agent supplied with sufficient stock certificates to provide for the exercise of all outstanding warrants.

         (K) Put. Optionee may require the Company to redeem these Warrants or the shares of common stock issued upon exercise of the Warrants at any time beginning April 23, 2004 and prior to the date on which Company shall have completed an "Initial Public Offering" as defined in the Registration Rights Agreement dated April 23, 1999, as amended October 28, 1999, between the parties. The price per share shall be the greater of (i) "Fair Market Value" as agreed to by Company and Optionee, or in the absence of such an agreement, as determined by appraisal as hereinafter provided, or (ii) based on a value of the Company determined in accordance with the following formula:

         Value = (EBITDA + Extraordinary Expense-Extraordinary Income) times seven plus cash and cash equivalents minus Long Term Debt

         EBITDA shall be defined as the earnings of the Company before interest, taxes, depreciation and amortization. The EBITDA utilized for determining the value of the



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         Company shall be the greater of (i) EBITDA for the last fiscal year immediately preceding the redemption of the Warrants or shares, or (ii) one-half of the aggregate EBITDA for the two fiscal years immediately preceding the redemption of the Warrants or shares.

If "Fair Market Value" is to be determined by appraisal, Company and Optionee shall each appoint one independent appraiser who is a regionally or nationally recognized investment banking firm, or an independent appraiser who is a member of a recognized professional organization, within ten days of notice by either Company or Optionee to the other that appraisal is being demanded. Within 20 days of appointment, each appraiser shall determine the price at which the shares would exchange between a willing buyer and a willing seller, when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both having reasonable knowledge of the relevant facts. For purposes of determining the value of the shares, it shall be assumed that the business of the Company is ongoing. The mean of the values determined in each such appraisal shall constitute "Fair Market Value". The cost of the appraisals shall be borne by the Company.

No adjustment shall be made to the price per share determined pursuant to the foregoing for any discounts, including, but not limited to, discounts based upon a lack of marketability or shares constituting a minority interest in the stock of the Company.

All computations and determinations for the purpose of the foregoing determination of value shall be made in accordance with generally accepted principles of accounting consistently applied.

         (L) Payment of Redemption Price. The redemption price applicable under the provisions of subsection (K) shall be determined within 30 days of the date on which Optionee shall notify Company that Optionee is requiring a redemption of this Warrant or the shares. The redemption price shall be paid to Optionee in cash within ten days thereafter upon surrender by Optionee of this Warrant or the shares, provided however, that such payment of the redemption price shall be subject to the ability of Company reasonably to obtain debt or equity financing which may be necessary to fund such payment. In the event that Company shall be unable to pay the redemption price solely for the reason specified in the preceding sentence within 90 days of when due, Optionee shall have the right, at Optionee's sole discretion, to either:

             (i) rescind the demand for the redemption of this Warrant or the shares whereupon all rights of Optionee to require redemption of this Warrant or the shares at any future date in accordance with the terms and provisions of subsection K and this subsection (L) shall remain in full force and effect, or

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               (ii) accept payment of the redemption price by the execution and delivery by Company to Optionee of a Promissory Note in the amount of the redemption price, in the form of the Promissory Note attached as Exhibit A to the Loan Agreement, except that such Promissory Note would be payable in two equal consecutive annual installments commencing one year after the redemption of the Warrants or the shares. Any such Promissory Note would thereafter constitute a "Note" for all purposes under the Loan Agreement, including without limitation, that payment of the indebtedness represented by such Promissory Note would be secured by the Collateral subject to the Security Agreement.

         (M) Cancellation. The right of the holder of this warrant to subscribe for and purchase shares of common stock may terminate, in whole or in-part, in accordance with the following provisions:

               1. For purposes of this subsection (M), "Liquidity Event" shall mean (x) the merger or consolidation of Company with, or sale or transfer of all or substantially all of the outstanding capital stock or assets of Company to, any other entity in which transaction the shareholders of Company receive cash or Freely Marketable Securities, or a combination thereof, or (y) the consummation of the sale of Company's common stock in a firm commitment underwriting pursuant to a registration statement on Form S-1, Form SB-1, Form SB-2, or their then equivalents, filed under the Securities Act of 1933, as amended, and resulting in an aggregate offering price to the public of at least $20,000,000.

               2. (a) If a Liquidity Event shall occur prior to April 24, 2000, and if the price per share of common stock of Company applicable in such Liquidity Event shall exceed 133-1/30% of the Minimum Company Value, the right to subscribe for and purchase the shares of common stock purchaseable under the terms of this Warrant shall terminate concurrently with the completion of the Liquidity Event.

                  (b) If a Liquidity Event shall occur after April 23, 2000 but prior to April 24, 2001, and if the price per share of common stock of Company applicable in such Liquidity Event shall exceed 166-2/3% of the Minimum Company Value, the right to subscribe for and purchase 26/41 of the shares of common stock purchaseable under the terms of this Warrant shall terminate concurrently with the completion of the Liquidity Event.

                  (c) If a Liquidity Event shall occur after April 23, 2001 but prior to April 24, 2002, and if the price per share of common stock of Company applicable in such Liquidity Event shall exceed 200% of the Minimum Company Value, the right to subscribe for and purchase 13/41 of the shares of common stock purchaseable under the terms of this Warrant shall terminate concurrently with the completion of the Liquidity Event.


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




               3. Within ten days of the surrender of this Warrant by the registered holder at the office of the Company at any time, the Company shall execute and deliver to the holder in exchange for this Warrant:

                  (i) a Warrant in the form attached to the Loan Agreement as Exhibit B-1 to subscribe for and purchase the number of shares of common stock with respect to which such rights are no longer subject to termination in accordance with the provisions of this subsection (M), and

                  (ii) a Warrant of like tenor to this Warrant except for substituting therein the appropriate subsection (M)(2) as set forth on the Appendix attached hereto to subscribe for and purchase the balance of the number of shares of common stock with respect to which such rights remain subject to termination in accordance with this subsection (M).

         (N) Construction. The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Delaware. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

         (O) Exchange of Warrant. This Warrant is exchangeable upon the surrender hereof by the registered holder at the office of the Company for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the holder at the time of such surrender.

         (P) Lost Warrant Certificate. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon request in writing from the registered holder, issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company's right to require the holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.

         (Q) Waivers and Amendments. This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

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




         (R) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered by personal delivery, reputable overnight courier service, telecopier or mailed by United States mail, first class postage prepaid, or by registered or certified mail with return receipt requested, addressed as specified in the heading hereof. Each of the parties shall be entitled to specify a different address by giving five days' advance written notice as aforesaid to the other parties.

         IN WITNESS WHEREOF, these Warrants are issued this 28th day of October, 1999.

                                             GENOMIC SOLUTIONS, INC.

                                             By: /s/
                                                --------------------------------
                                                Jeffrey S. Williams, President

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.

                               NOTICE OF EXERCISE

TO GENOMIC SOLUTIONS, INC.

         The undersigned hereby irrevocably elects to exercise the Warrant delivered herewith as to ____________ shares of common stock and requests that certificates for such shares be issued in the name of and delivered to the undersigned at the address stated below, and, if additional shares remain available for purchase pursuant to the Warrant, the new Warrant evidencing the right to purchase the balance of such shares shall be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned hereby agrees with and represents to the Company that said shares of common stock are acquired for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended.

[delete one of the following]

The undersigned elects to exercise the Warrant in accordance with subsection I(4) thereof.

Payment is enclosed in the amount of $ _________________

Dated: ______________________

By __________________________
Its _________________________

ADDRESS:
_____________________________

_____________________________

PHONE:_______________________
FACSIMILE:___________________


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




                                    APPENDIX

If the exchange of Warrants provided in subsection (M)(3) occurs after April 23, 2000 but prior to April 24, 2001, the following provisions shall be substituted as subsection (M)(2) in the Warrant issued pursuant to subsection (M)(3)(ii):

         2. (a) If a Liquidity Event shall occur after April 23, 2000 but prior to April 24, 2001, and if the price per share of common stock of Company applicable in such Liquidity Event shall exceed 166-2/3% of the Minimum Company Value, the right to subscribe for and purchase the shares of common stock purchaseable under the terms of this Warrant shall terminate concurrently with the completion of the Liquidity Event.

            (b) If a Liquidity Event shall occur after April 23, 2001 but prior to April 24, 2002, and if the price per share of common stock of Company applicable in such Liquidity Event shall exceed 200% of the Minimum Company Value, the right to subscribe for and purchase fifty (50%) percent of the shares of common stock purchaseable under the terms of this Warrant shall terminate concurrently with the completion of the Liquidity Event.

If the exchange of Warrants provided in subsection (M)(3) occurs after April 23, 2001 but prior to April 24, 2002, the following provisions shall be substituted as subsection (M)(2) in the Warrant issued pursuant to subsection (M)(3)(ii).

         2. If a Liquidity Event shall occur after April 23, 2001 but prior to April 24, 2002, and if the price per share of common stock of Company applicable in such Liquidity Event shall exceed 200% of the Minimum Company Value, the right to subscribe for and purchase of the shares of common stock purchaseable under the terms of this Warrant shall terminate concurrently with the completion of the Liquidity Event.

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